Exhibit 99.1

FOR IMMEDIATE RELEASE

Valuesetters Appoints Sean S. Lee to Board of Directors

WHITE PLAINS, N.Y. — May 12, 2014 - - Valuesetters Inc. (OTCQB:VSTR) a technology platform company that provides online games, music, movies and voice/video calling, announced that it has appointed Sean S. Lee to its board of directors. The appointment comes days after the retirement of Sean F. Lee, founder of Valuesetters Inc, from the board.

Sean S. Lee brings with him a wealth of knowledge in the areas of software, hardware and media development. As a former partner at Valley National Reality, LLC in early 2005, Mr. Lee was responsible for the distribution of field sales automation hardware. In its sister company, Research Designs International, LLC, Mr. Lee was the visionary and designer of an immersion room that gave prospective buyers the ability to walk into any location in the database and feel as if that they were actually at a property miles away.

Mr. Lee noted, "I remember when I built the first pod out of aluminum struts and mirrors from the local hardware store and turned on the projector for the first time. I knew we had something. We found that if you save your clients’ time, provide them with a smooth experience from start to finish, and use technology in a new exciting way, you can quickly become a market leader."

He is also heavily involved in the film industry and has been contracted to write more than a dozen feature length films for multiple production companies worldwide. Breaking away from feature films, Mr. Lee has started work as co-creator/co-executive producer/co-writer of an ambitious sci-fi episodic currently in development that has drawn significant attention in the Los Angeles market; even at this formative stage.

“Sean is a natural fit for us. Sean joined Valuesetters shortly after the company was founded and understands his father's vision,” stated Valuesetter’s Chief Executive Officer, Manny Teixeira. “We anticipate that his innovative problem solving, experience in software and hardware design and understanding of the media industry on the whole will be a huge asset to the company.”

Excited about the opportunity that Valuesetters presents to the marketplace, Mr. Lee commented, “It all changes so quickly now, technology that is. Take video on demand for example, it has turned the industry on its head. There is enormous potential for revenue there and everyone knows it, but the ability to model for it and predict revenue against it has been difficult for financiers and studios alike. But it's the way of the future because customers want to see media immediately, whenever and wherever they want. Valuesetters is positioned perfectly to capitalize on this delivery method.”

Mr. Lee continued, “And that's just one piece of the pie. With video game distribution, music distribution and VoIP or video calls added to the mix, all we need are the right channels with intuitive applications that deliver a rich experience to the user to succeed.”

About Valuesetters:

Valuesetters is an Internet-based company that seeks free subscribers and revenue-generating subscribers. The company operates on an automated basis with the belief that Internet operations, customer sign-ups, sales and game playing should occur without human intervention so that it can quickly expand in the event the number of subscribers begins to rapidly grow on a viral basis. Its focus is on the digital delivery of games, apps, movies and music.

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.